Exhibit 99.1

EzFill Holdings, Inc. Regains Compliance with NASDAQ Listing Standard

MIAMI, FL, September 3, 2024 – EzFill Holdings, Inc. (“EzFill”) or the “Company”) (NASDAQ: EZFL), a pioneer and emerging leader in the mobile fueling industry, today announced that it has regained compliance with Listing Rule 5550(b)(1) which requires a minimum stockholders’ equity of $2,500,000.

As previously disclosed, on August 22, 2023, EzFill received a letter from the listing qualifications department staff of Nasdaq notifying the Company that the stockholders’ equity as reported on its Quarterly Report on Form 10-Q for the period ending June 30, 2023 did not satisfy the continued listing requirement that stockholders equity be at least $2,500,000.

As previously disclosed, the Company recently completed a series of strategic transactions, including a private placement sale of the Company’s Series B Convertible Preferred Stock, exchanging certain debt of the Company for shares of the Company’s common stock and exchanging certain other debt of the Company for shares of the Company’s Series A Preferred Stock which, among other things, increased the Company’s stockholders equity above the continued listing requirement. Accordingly, on August 30, 2024, Nasdaq Hearings Panel provided the Company with written notice that it had regained compliance with Rule 5550(b)(1).

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement for a period of one year from the date of Nasdaq’s compliance letter to the Company. Should the Company fall out of compliance with the minimum equity rule during that time, the Company would become subject to delisting without a cure period. The Company will have the opportunity to request a new hearing should that event occur.

About EzFill

EzFill is a leader in the fast-growing mobile fuel industry, with the largest market share in its home state of Florida. Its mission is to disrupt the gas station fueling model by providing consumers and businesses with the convenience, safety, and touch-free benefits of on-demand fueling services brought directly to their locations. For commercial and specialty customers, at-site delivery during downtimes enables operators to begin their daily operations with fully fueled vehicles. For more information, visit www.ezfl.com

With the number of gas stations in the U.S. continuing to decline, corporate giants such as Shell, Exxon, GM, Bridgestone, Enterprise, and Mitsubishi have recognized the increasing shift in consumer behavior and are investing in the fast growing on-demand mobile fueling industry, in companies such as Booster and Yoshi. As the only company to provide fuel delivery in three verticals – consumer, commercial, and specialty including marine and construction equipment, we believe EzFill is well positioned to capitalize on the growing demand for convenient and cost-efficient mobile fueling options.

Forward Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release except as may be required under applicable securities law.

For further information, please contact:

Investor Contact

TraDigital IR

John McNamara

john@tradigitalir.com